UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - February 1, 2005

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2931852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 2.06	Material Impairments

Peoples Financial Services Corp. and  its subsidiary, Peoples National Bank holds $5 million in FNMA and FHLMC Preferred Equity securities and  it intends to record an after tax, Other-than-temporary Impairment of $755,000 in the fourth quarter ended December 31, 2004. Peoples National Bank has decided to transfer the unrealized loss on these Preferred Equity securities to an Other-than-temporary impairment loss on the Company’s Income Statement in the fourth quarter of 2004 in accordance with generally accepted accounting principles (GAAP).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.

	/s/	Debra E. Dissinger

Dated: February 1, 2005		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: February 1, 2005		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: February 1, 2005		By: John W. Ord
President & CEO

	/s/	Joseph Ferretti

Dated: February 1, 2005		By: Joseph Ferretti
Vice President/Chief Credit Officer